Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2009 Stock Plan, 2019 Stock Plan, 2020 Equity Incentive Plan and 2020 Employee Stock Purchase Plan of Unity Software Inc. of our report dated April 28, 2020, with respect to the consolidated financial statements of Unity Software Inc. included in the Registration Statement (Form S-1 No. 333-248255) and related Prospectus of Unity Software Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

September 18, 2020